Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Olivia Snyder, Manager, Investor Relations
(617) 219-1489

Industrial Logistics Properties Trust Announces Third Quarter 2018 Results
Third Quarter Net Income of $0.28 Per Share
Third Quarter Normalized FFO of $0.39 Per Share
Third Quarter Same Property Cash Basis NOI Increased by 1.5%

Newton, MA (October 26, 2018): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced financial results for the quarter and nine months ended September 30, 2018.

John Popeo, President and Chief Executive Officer of ILPT, made the following statement:

"We are pleased to announce that during the third quarter we acquired two properties for an aggregate purchase price of $49.3 million and entered an agreement to acquire one additional property for $27.7 million, which we closed in October 2018. These transactions involve newly constructed properties close to major highways with access to highly populated market areas. Also, during the quarter, we acquired a land parcel to be used for a 194,000 square foot expansion for one of our existing investment grade rated tenants for an estimated yield of 6.7% on a project cost of approximately $15.0 million, and we entered new and renewal leases for more than 320,000 square feet that resulted in weighted average (by square feet) rental rates that were approximately 12.1% higher than prior rental rates for the same space. In addition, we completed rent resets for 516,000 square feet of land in Hawaii at weighted average (by square feet) rental rates that were approximately 20.3% higher than prior rental rates for the same space. We continue to be encouraged about our external growth prospects, supported by more than $340.0 million of current borrowing availability under our revolving credit facility to fund future acquisitions and expansions, and our internal growth prospects, including possible expansion and development projects with existing tenants as well as more than $7.0 million of our Hawaii annual rents remaining to be scheduled to reset during 2019."

Results for the Quarter Ended September 30, 2018:

Net income for the quarter ended September 30, 2018 was $18.1 million, or $0.28 per diluted share, compared to $22.9 million for the same quarter last year. Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2018 were $25.3 million, or $0.39 per diluted share, compared to $29.0 million for the same quarter last year.

ILPT was formed in 2017 as a wholly owned subsidiary of Select Income REIT (Nasdaq: SIR). On January 17, 2018, ILPT sold approximately 30.8% of its common shares in an initial public offering, or the IPO, and became a

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

separate public company. For periods prior to January 17, 2018, ILPT's historical results of operations and financial position have been derived from the financial statements of SIR and may not be comparable to future results. SIR currently owns 69.2% of ILPT's outstanding common shares. Pursuant to the Agreement and Plan of Merger, or the Merger Agreement, that SIR entered with Government Properties Income Trust on September 14, 2018, subject to certain conditions, SIR currently plans to declare and pay a distribution of all 45,000,000 common shares of ILPT that SIR owns to SIR's shareholders in the coming months.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and to Normalized FFO for the quarters ended September 30, 2018 and 2017 appear later in this press release.

Results for the Nine Months Ended September 30, 2018:

Net income for the nine months ended September 30, 2018 was $56.1 million, or $0.88 per diluted share, compared to $64.8 million for the same period last year. Normalized FFO for the nine months ended September 30, 2018 were $77.0 million, or $1.21 per diluted share, compared to $87.2 million for the same period last year.

Reconciliations of net income determined in accordance with GAAP to FFO and to Normalized FFO for the nine months ended September 30, 2018 and 2017 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended September 30, 2018, ILPT entered lease renewals and new leases for approximately 324,000 square feet, which resulted in weighted average (by square feet) rental rates that were approximately 12.1% higher than prior rental rates for the same space and a weighted average (by square feet) lease term of 11.8 years. Commitments for leasing capital and concessions for these leases totaled approximately $398,000, or approximately $0.10 per square foot per lease year. During the quarter ended September 30, 2018, ILPT also completed 11 rent resets at its properties in Hawaii for approximately 516,000 square feet of land at rental rates that were approximately 20.3% higher than the prior rental rates.

As of September 30, 2018, 99.3% of ILPT’s total rentable square feet was leased, compared to 99.1% as of June 30, 2018 and 99.9% as of September 30, 2017. Occupancy for properties owned continuously since July 1, 2017, or on a same property basis, decreased to 99.2% at September 30, 2018 from 99.9% at September 30, 2017. Same property cash basis net operating income, or Cash Basis NOI, increased 1.5% for the quarter ended September 30, 2018 compared to the quarter ended September 30, 2017, primarily as a result of contractual rent increases, leasing activity and rent resets at certain properties since July 1, 2017.

Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, on both a consolidated and same property basis, for the quarters and nine months ended September 30, 2018 and 2017 appear later in this press release.

Recent Investment Activities:

ILPT previously disclosed that it had entered an agreement to acquire a single tenant, net leased property located in Upper Marlboro, MD with 220,800 rentable square feet for a purchase price of $29.3 million, excluding acquisition related costs. ILPT completed this acquisition in September 2018. This property is 100% leased and has a remaining lease term of approximately 12 years.

Also in September 2018, ILPT acquired a single tenant, net leased property located in Carlisle, PA with 205,090 rentable square feet for a purchase price of $20.0 million, excluding acquisition related costs. This property is 100% leased and has a remaining lease term of approximately seven years.

In October 2018, ILPT acquired a land parcel adjacent to a property it owns located in Ankeny, IA for a purchase price of $450,000, excluding acquisition related costs. This land parcel will be used for a 194,000 square foot expansion for the existing tenant at such property.

Also in October 2018, ILPT acquired a multi-tenant, net leased property located in Maple Grove, MN with approximately 319,000 rentable square feet for a purchase price of $27.7 million, excluding acquisition related costs. This property is 100% leased and has a remaining weighted average (by revenue) lease term of approximately six years.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, John Popeo, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss ILPT’s third quarter 2018 financial results. They will be joined by John Murray, who will assume his role as President and Chief Executive Officer of the Company effective December 1, 2018.

The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, November 2, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10123882.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT's website, which is located at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT's website about five minutes before the call. The archived webcast will be available for replay on ILPT's website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s third quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Third Quarter 2018 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

Industrial Logistics Properties Trust is a real estate investment trust, or REIT, that owns and leases industrial and logistics properties throughout the United States. ILPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, FFO and Normalized FFO and a reconciliation of those amounts to amounts determined in accordance with GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER ILPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, ILPT IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON ILPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY ILPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
THIS PRESS RELEASE STATES THAT SIR CURRENTLY PLANS TO DISTRIBUTE ALL 45,000,000 COMMON SHARES OF ILPT THAT SIR OWNS TO SIR'S SHAREHOLDERS IN THE COMING MONTHS PURSUANT TO THE MERGER AGREEMENT. THIS DISTRIBUTION IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING, AMONG OTHER THINGS, OBTAINING THE REQUISITE SHAREHOLDER APPROVALS WITH RESPECT TO THE MERGER CONTEMPLATED BY THE MERGER AGREEMENT. ILPT CANNOT BE SURE WHEN OR IF THOSE CONDITIONS WILL BE SATISFIED OR THAT SUCH DISTRIBUTION WILL OCCUR,

•
MR. POPEO STATES THAT ILPT NEGOTIATED A 194,000 SQUARE FOOT EXPANSION FOR ONE OF ITS EXISTING INVESTMENT GRADE RATED TENANTS FOR AN ESTIMATED YIELD OF 6.7% ON A PROJECT COST OF APPROXIMATELY $15.0 MILLION. IT IS DIFFICULT TO ACCURATELY ESTIMATE DEVELOPMENT AND TENANT IMPROVEMENT COSTS. THIS DEVELOPMENT PROJECT MAY COST MORE OR LESS AND MAY TAKE LONGER TO COMPLETE THAN ILPT CURRENTLY EXPECTS, AND ILPT MAY INCUR INCREASING AMOUNTS FOR THESE PURPOSES IN THE FUTURE,

•	THE POSSIBLE EXPANSION AND DEVELOPMENT PROJECTS WITH EXISTING TENANTS MENTIONED BY MR. POPEO IN THIS PRESS RELEASE MAY NOT BE REALIZED OR BE SUCCESSFUL, AND

•
MR. POPEO'S STATEMENT IN THIS PRESS RELEASE THAT ILPT IS ENCOURAGED BY ITS EXTERNAL AND INTERNAL GROWTH PROSPECTS MAY IMPLY THAT ILPT WILL REALIZE FURTHER GROWTH AND THAT IT WILL BENEFIT FROM THAT GROWTH, INCLUDING THAT ITS OPERATING RESULTS WILL IMPROVE AS A RESULT. HOWEVER, ILPT'S ABILITY TO ACQUIRE AND LEASE PROPERTIES AS WELL AS REALIZE INCREASED RENTS DEPENDS IN LARGE PART ON WHEN SUCH PROPERTIES BECOME AVAILABLE FOR ACQUISITION OR LEASE, WHEN LEASES ARE NEGOTIATED OR RENTS ARE RESET, OR MARKET CONDITIONS IN AREAS WHERE ILPT'S PROPERTIES ARE LOCATED. MARKET CONDITIONS OFTEN CHANGE AND ARE BEYOND

ILPT'S CONTROL. IN THE FUTURE, ILPT MAY NOT MAKE ACQUISITIONS OR NEGOTIATE EXPANSIONS, MAY EXPERIENCE INCREASING VACANCIES OR LOWER RENTS AT ILPT'S OWNED PROPERTIES AND MAY EXPERIENCE A DECLINE OF ITS OPERATING RESULTS.

THE INFORMATION CONTAINED IN ILPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN ILPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ILPT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY ILPT’S FORWARD LOOKING STATEMENTS. ILPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, ILPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Industrial Logistics Properties Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Rental income	$34,781	$33,624	$103,470	$100,921
Tenant reimbursements and other income	5,650	5,442	16,986	16,190
Total revenues	40,431	39,066	120,456	117,111

Expenses:
Real estate taxes	4,942	4,579	14,109	13,257
Other operating expenses	3,281	2,727	9,650	8,160
Depreciation and amortization	7,152	6,810	20,915	20,476
Acquisition and transaction related costs	—	925	—	925
General and administrative	2,924	546	8,386	7,746
Total expenses	18,299	15,587	53,060	50,564

Operating income	22,132	23,479	67,396	66,547

Interest income	71	—	134	—
Interest expense (including net amortization of debt issuance costs and premiums of $309, ($77), $931 and ($225), respectively)	(4,052)	(565)	(11,406)	(1,680)
Income before income tax expense	18,151	22,914	56,124	64,867
Income tax expense	(9)	(11)	(24)	(33)
Net income	$18,142	$22,903	$56,100	$64,834

Weighted average common shares outstanding - basic and diluted	65,022	45,000	63,839	45,000

Net income per common share - basic and diluted	$0.28	$0.51	$0.88	$1.44

Industrial Logistics Properties Trust

Funds from Operations and Normalized Funds from Operations (1)

(amounts in thousands, except per share data)
(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2018	2017	2018	2017

Net income		$18,142	$22,903	$56,100	$64,834
Plus:	depreciation and amortization	7,152	6,810	20,915	20,476
FFO		25,294	29,713	77,015	85,310
Plus:	acquisition and transaction related costs	—	925	—	925
Plus:	estimated business management incentive fees (2)	—	(1,687)	—	1,003
Normalized FFO		$25,294	$28,951	$77,015	$87,238

Weighted average common shares outstanding - basic and diluted		65,022	45,000	63,839	45,000

FFO per common share - basic and diluted		$0.39	$0.66	$1.21	$1.90
Normalized FFO per common share - basic and diluted		$0.39	$0.64	$1.21	$1.94
Distributions declared per common share		$0.33	$—	$0.60	$—

(1)      ILPT calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to ILPT. ILPT’s calculation of Normalized FFO differs from Nareit’s definition of FFO because ILPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of ILPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and ILPT excludes acquisition and transaction related costs expensed under GAAP. ILPT considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income and operating income. ILPT believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to qualify for taxation as a REIT, limitations in ILPT’s credit agreement, the availability to ILPT of debt and equity capital, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or operating income as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in ILPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than ILPT does.

(2)
Incentive fees under ILPT's and SIR’s business management agreements with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined in the respective agreements, and are included in general and administrative expense in ILPT's condensed consolidated statements of income. In calculating net income in accordance with GAAP, ILPT recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although ILPT recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, ILPT does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO excludes (i) the reversal of $1,687 of previously accrued estimated business management incentive fees for the three months ended September 30, 2017 and (ii) estimated business management incentive fee expense of $1,003 for the nine months ended September 30, 2017, both of which represent the portion of SIR's estimated business management incentive fee allocated to ILPT for the period during which ILPT was SIR's wholly owned subsidiary.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Calculation of NOI and Cash Basis NOI:
Rental income	$34,781	$33,624	$103,470	$100,921
Tenant reimbursements and other income	5,650	5,442	16,986	16,190
Real estate taxes	(4,942)	(4,579)	(14,109)	(13,257)
Other operating expenses	(3,281)	(2,727)	(9,650)	(8,160)
NOI	32,208	31,760	96,697	95,694
Non-cash straight line rent adjustments included in rental income (2)	(1,128)	(1,476)	(3,360)	(4,421)
Lease value amortization included in rental income (2)	(92)	(97)	(295)	(289)
Non-cash amortization included in other operating expenses (3)	—	(138)	—	(414)
Cash Basis NOI	$30,988	$30,049	$93,042	$90,570

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$18,142	$22,903	$56,100	$64,834
Income tax expense	9	11	24	33
Income before income tax expense	18,151	22,914	56,124	64,867
Interest expense	4,052	565	11,406	1,680
Interest income	(71)	—	(134)	—
Operating income	22,132	23,479	67,396	66,547

General and administrative	2,924	546	8,386	7,746
Acquisition and transaction related costs	—	925	—	925
Depreciation and amortization	7,152	6,810	20,915	20,476
NOI	32,208	31,760	96,697	95,694

Non-cash straight line rent adjustments included in rental income (2)	(1,128)	(1,476)	(3,360)	(4,421)
Lease value amortization included in rental income (2)	(92)	(97)	(295)	(289)
Non-cash amortization included in other operating expenses (3)	—	(138)	—	(414)
Cash Basis NOI	$30,988	$30,049	$93,042	$90,570

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. ILPT considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of ILPT’s properties. ILPT uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and ILPT believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of ILPT’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or operating income as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in ILPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

(2)   ILPT reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
The amounts for the three and nine months ended September 30, 2017, respectively, represent the portion of SIR's non-cash amortization included in other operating expenses allocated to ILPT for the period during which ILPT was SIR's wholly owned subsidiary.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$34,781	$33,624	$103,470	$100,921
Tenant reimbursements and other income	5,650	5,442	16,986	16,190
Real estate taxes	(4,942)	(4,579)	(14,109)	(13,257)
Other operating expenses	(3,281)	(2,727)	(9,650)	(8,160)
NOI	32,208	31,760	96,697	95,694
Less:
NOI of properties not included in same property results	(579)	—	(603)	—
Same property NOI	$31,629	$31,760	$96,094	$95,694

Calculation of Same Property Cash Basis NOI (2)(3):
Same property NOI	$31,629	$31,760	$96,094	$95,694
Less:
Non-cash straight line rent adjustments included in rental income (4)	(1,052)	(1,476)	(3,281)	(4,421)
Lease value amortization included in rental income (4)	(92)	(97)	(295)	(289)
Non-cash amortization included in other operating expenses (5)	—	(138)	—	(414)
Same property Cash Basis NOI	$30,485	$30,049	$92,518	$90,570

(1)
See footnote (1) on page 8 of this press release for the definitions of NOI and Cash Basis NOI, a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures.

(2)
For the three months ended September 30, 2018, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned (including for the period SIR owned ILPT's properties prior to the IPO) as of September 30, 2018, and which it owned continuously since July 1, 2017.

(3)
For the nine months ended September 30, 2018, same property NOI and same property Cash Basis NOI are based on properties ILPT owned (including for the period SIR owned ILPT's properties prior to the IPO) as of September 30, 2018, and which it owned continuously since January 1, 2017.

(4)
ILPT reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(5)
The amounts for the three and nine months ended September 30, 2017, respectively, represent the portion of SIR's non-cash amortization included in other operating expenses allocated to ILPT for the period during which ILPT was SIR's wholly owned subsidiary.

Industrial Logistics Properties Trust

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$666,526	$642,706
Buildings and improvements	767,888	700,896
	1,434,414	1,343,602
Accumulated depreciation	(88,278)	(74,614)
	1,346,136	1,268,988
Acquired real estate leases, net	75,550	79,103
Cash and cash equivalents	11,100	—
Rents receivable, including straight line rents of $53,537 and $50,177, respectively, net of allowance for doubtful accounts of $1,241, for both periods presented	55,606	51,672
Debt issuance costs, net	4,800	1,724
Deferred leasing costs, net	5,155	5,254
Due from related persons	1,433	—
Other assets, net	6,849	4,942
Total assets	$1,506,629	$1,411,683

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$380,000	$750,000
Mortgage note payable, net	49,251	49,427
Assumed real estate lease obligations, net	18,826	20,384
Accounts payable and other liabilities	11,805	11,082
Rents collected in advance	7,669	5,794
Security deposits	5,895	5,674
Due to related persons	1,976	7,114
Total liabilities	475,422	849,475

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,072,031 and 45,000,000 shares issued and outstanding, respectively	651	450
Additional paid in capital	998,195	546,489
Cumulative net income	71,369	15,269
Cumulative common distributions	(39,008)	—
Total shareholders' equity	1,031,207	562,208
Total liabilities and shareholders' equity	$1,506,629	$1,411,683

(END)